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                                                                 EXHIBIT 4.1(bb)


                                FIRST AMENDMENT
                                       TO
                                RIGHTS AGREEMENT


          First Amendment, dated as of March 8, 1998, to Rights Agreement by and between PathoGenesis Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent").

                             W I T N E S S E T H :

     WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of June 26, 1997 (the "Rights Agreement"); and

     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement,

     NOW THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree to amend the Rights Agreement as follows:

     1. Section 1(a) is amended to delete the following after "Board of Directors of the Company determines in good faith":

          (but only if at the time of such determination by the Board of Directors there are then in office not less than a majority of directors who are Continuing Directors (as such term is hereinafter defined) and such action is approved by a majority of the Continuing Directors then in office)

     2.   Section 1(h) is deleted in its entirety.

     3. Section 1(r) is amended to delete the following after "approved by a majority of the Board of Directors":

          (provided, that at the time of such approval by the Board of Directors there are then in office not less than a majority of directors who are Continuing Directors and such offer is approved by a majority of the Continuing Directors then in office)

     4. Section 1(v) is amended to delete "Continuing Directors" and to add in its place "Board of Directors."

     5. Section 11(a) (iii) is amended to delete the following after "the Company may, if the Board of Directors determines":
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          (but only if at the time of such determination by the Board of
          Directors there are then in office not less than a majority of directors who are Continuing Directors and such action is approved by a majority of the Continuing Directors then in office)

     6. Section 11(a)(iii) is further amended to delete the following after "determined by an investment banking firm selected by the Board of Directors":

          (but only if at the time of such selection there are then in office not less than a majority of directors who are Continuing Directors and such selection is approved by a majority of the Continuing Directors then in office)

     7. Section 13(a) is amended to delete the following after "Except for any transaction approved by the Board of Directors":

          (but only if at the time of such approval by the Board of Directors there are in office not less than a majority of directors who are Continuing Directors and such action is approved by a majority of the Continuing Directors then in office)

     8. Section 23(a) is amended to delete the following after "subject to adjustments as provided in subsection (c) below (the "Redemption Price")":

          ; provided, however, that from and after the time that any Person shall become an Acquiring Person (other than pursuant to a Qualifying Tender Offer), the Company may redeem the Rights only if at the time of the action of the Board of Directors there are then in office not less than a majority of directors who are Continuing Directors and such redemption is approved by a majority of the Continuing Directors then in office

     9. Section 24(a) is amended to delete the following after "The Company, at its option and upon approval by the Board of Directors":

          (but only if at the time of such approval by the Board of Directors there are in office not less than a majority of directors who are Continuing Directors and such action is approved by a majority of the Continuing Directors then in office)

     10. Section 27 is amended by deleting the last sentence of the first paragraph and inserting the following in its place:

          Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or the Final Expiration Date.

     11. Except as provided in this First Amendment to the Rights Agreement, the Rights Agreement shall remain in full force and effect.

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     12.  This First Amendment to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Rights Agreement to be duly executed, as of the day and year first above written.


                                        PATHOGENESIS CORPORATION


                                        By:  /s/ Alan R. Meyer
                                             -----------------------------------
                                             Alan R. Meyer
                                             Executive Vice President



                                        HARRIS TRUST AND SAVINGS BANK


                                        By:  /s/ Susan M. Shadel
                                             -----------------------------------
                                             Susan M. Shadel
                                             Assistant Vice President

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